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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 28 to Registration Statement No. 2-62329 on Form N-1A of our reports dated November 10, 2000 and November 17, 2000 appearing in the Annual Reports of Investment Grade Portfolio and Intermediate Term Portfolio and High Income Portfolio of Merrill Lynch Corporate Bond Fund, Inc., respectively for the year ended September 30, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 25, 2001